Exhibit 99.3

ESTRELLA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” or “Estrella” refer to Estrella Biopharma, Inc. prior to the consummation of the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis are set forth elsewhere in this proxy statement/prospectus, including information with respect to our plans and strategy for our business and related financing, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section of this proxy statement/prospectus titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to our plans and strategy for our business, future financial performance, expense levels and liquidity sources, includes forward-looking statements that involve risks and uncertainties. You should read the sections of this proxy statement/prospectus titled “Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We were formed on March 30, 2022 as a preclinical-stage biopharmaceutical company developing T-cell therapies with the capacity to address treatment challenges for patients with blood cancers and solid tumors. We believe T-cell therapy continues to represent a revolutionary step towards providing a potential solution for many forms of cancer, including cancers poorly addressed by current approaches.

On June 28, 2022, pursuant to the Contribution Agreement, Eureka contributed certain assets related to T-cell therapies targeting CD19 and/or CD22 to Estrella in exchange for 105,000,000 shares of Series AA Preferred Stock of Estrella (the “Separation”). Eureka determined that the Separation would allow for the flexibility to create a capital structure tailored to Estrella’s strategic goals, provide increased access to capital markets, allow for greater focus on the product candidates contributed to Estrella, and result in a dedicated management team.

As part of the Separation, Estrella entered into a License Agreement with Eureka and Eureka Therapeutics (Cayman) Ltd., an affiliate of Eureka, and a Services Agreement with Eureka, and Eureka contributed and assigned the Collaboration Agreement between Eureka and Imugene to Estrella. The License Agreement grants Estrella an exclusive license to develop CD19 and CD22-targeted T-cell therapies using Eureka’s ARTEMIS® platform. Under the Services Agreement, Eureka has agreed to perform certain services for us in connection with the development of our product candidates, EB103 and EB104, and researching the use of EB103 in conjunction with CF33-CD19t. The Collaboration Agreement establishes our collaboration with Imugene related to the development of solid tumor treatments using CF33-CD19t in conjunction with EB103.

On March 2, 2023, the FDA cleared the IND for EB103, allowing Estrella to proceed with the Phase I/II Starlight-1 Clinical Trial, which Estrella expects to commence in the first half of 2024.

To date, we have funded our operations primarily from the June 28, 2022 issuance of $5.0 million of our Series A Preferred Stock. We have a limited operating history. Since our inception, our operations have focused on preparing for the business combination, regulatory filings (including the INDs), planning preclinical studies, and building our management team. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

As of June 30, 2023, we had an accumulated deficit of approximately $12.2 million. We expect to remit the payment of approximately $9.3 million to Eureka, consisting of the upfront payment incurred under the License Agreement and monthly service provided by Eureka under the Services Agreement until the earlier of (i) the closing of the Business Combination or (ii) the termination of the Merger Agreement. We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:

●	continue to advance preclinical and clinical development of our product candidates and preclinical programs;

●	seek regulatory approval for any product candidates that successfully complete clinical trials;

●	scale up our clinical and regulatory capabilities;

●	adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

●	maintain, expand, and protect our intellectual property portfolio;

●	add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and

●	incur additional legal, accounting and other expenses in operating as a public company.

Recent Developments

The Business Combination and Public Company Costs

On September 29, 2023, we consummated the previously announced business combination with UPTD pursuant to the terms of the Merger Agreement by and among UPTD, Merger Sub and Estrella. No closing conditions set forth in the Merger Agreement were waived by either UPTD or Estrella. Moreover, concurrently with closing of the Merger, Estrella consummated the following transactions: (i) sales of 9.25 million shares of Estrella Series A Preferred Stock for $9.25 million, which shares were converted to shares of Estrella Common stock and subsequently exchanged for Merger Consideration Shares of UPTD immediately prior to the effective time of the merger at an exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the effective time of the Merger, with such shares becoming shares of New Estrella Common Stock from and after the effective time of the Merger; (ii) issuance of 500,000 shares of Estrella’s Series A Preferred Stock to White Lion for $500,000 and 250,000 shares of Estrella’s Series A Preferred Stock to White Lion in consideration for its commitments under the Common Stock Purchase Agreement, dated April 20, 2023, between UPTD and White Lion and in accordance with the Joinder to the Series A Preferred Stock Purchase Agreement between Estrella and White Lion, dated April 20, 2023, which shares were subsequently converted to shares of Estrella Common stock and exchanged for Merger Consideration Shares of UPTD at an exchange ratio determined by te total number of shares of Estrella Common stock outstanding at the effective time of the Merger, with such Merger Consideration Shares becoming shares of New Estrella Common Stock from and after the effective time of the Merger and (iii) issued an unsecured promissory note to a third party for $300,000 at 12% interest per annum, which note will be payable 30 days after the closing date of the Merger of September 29, 2023.

While the legal acquirer in the Merger Agreement is UPTD, for financial accounting and reporting purposes under U.S. GAAP, Estrella will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by UPTD for the stock of Estrella) does not result in a new basis of accounting, and the consolidated financial statements of the combined company represent the continuation of the consolidated financial statements of Estrella in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Estrella will become the historical consolidated financial statements of the combined company, and UPTD’s assets, liabilities, and results of operations will be consolidated with Estrella beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Estrella in future reports. The net assets of UPTD will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.

As a consequence of the Merger, Estrella will become the successor to an SEC-registered and Nasdaq-listed company which will require Estrella to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Estrella expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Estrella’s future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

Results of Operations

We were formed on March 30, 2022, and have not commenced revenue-producing operations. To date, our operations have consisted of the development and early-stage testing of our initial product candidates, EB103 and EB104, and researching the use of EB103 in conjunction with CF33-CD19t.

The results of operations for the year ended June 30, 2023 represented Estrella’s results of operations to be comparable with the same period in 2022 which reflect the Estrella’s results of operations for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 from Eureka, our predecessor, related to ARTEMIS® T-cell therapies targeting CD19 and CD22. As the results of operations from all periods were prepared under a consistent historical cost basis, we believed such presentation provided an effective comparison between the successor and predecessor periods mentioned above.

We separately presented the results of operations for the periods from March 30, 2022 (inception) through June 30, 2022, the results of operations of Eureka, our predecessor, relating to ARTEMIS® T-cell therapies targeting CD19 and CD22 for the period from July 1, 2021 through March 29, 2022 (predecessor) relating to ARTEMIS® T-cell therapies targeting CD19 and CD22.

There are two major expenses incurred for the past and current operation:

Research and Development Expenses

Research and development expenses consist primarily of personnel costs for the design and development of clinical trials, legal and professional fees, facilities-related fees, and costs related to the enhancement of our technology which were mainly performed by Eureka. For the year ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor) we incurred approximately $10.5 million, $1.0 million and $0.3 million of research and development expenses, respectively. All research and development expense incurred for the periods presented above were dedicated to the development of ARTEMIS® T-cell therapies targeting CD19 and CD22. The increase in research and development expenses was mainly due to incurring approximately $10.0 million of service fees with Eureka under the Services Agreement, pursuant to which Eureka has agreed to perform certain services for the Company in connection with the development of the Company’s product candidates, EB103 and EB104.

Our breakdown of research and development expenses by categories for the year ended June 30, 2023, for the periods from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), are summarized below:

	For the year ended June 30, 2023	For the Period from March 30, 2022 (inception) through June 30, 2022	For the Period from July 1, 2021 through March 29, 2022 (Predecessor)
Consulting and laboratory related fee	$10,451,212	$1,041,892	$70,835
Salary and benefit	-	-	257,612
Other	-	-	18,760
Total research and development expense	$10,451,212	$1,041,892	$347,207

General and administrative expense

For the year ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), we incurred approximately $0.7 million, $32,000, and $0.3 million of general and administrative expenses, respectively. The increase in general and administrative expenses for the year ended June 30, 2023, was mainly due to an increase in our stock-based compensation expense.

Net Loss

We incurred a net loss of approximately $11.1 million, $ 1.1 million and $0.6 million for the year ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), respectively. We expect our research and development expenses to continue to increase as we continue to work with Eureka to advance the IND filings, preclinical and clinical development of our product candidates and preclinical programs, seek regulatory approval for any product candidates that successfully complete clinical trials, scale up our clinical and regulatory capabilities, adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products, maintain, expand, and protect our intellectual property portfolio, add operational, financial, and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts, and incur additional legal, accounting, and other expenses in operating as a public company.

Liquidity and Capital Resources

As of June 30, 2023, we had cash of approximately $2.5 million. We have funded our operations primarily from the June 28, 2022 issuance of $5.0 million of our Series A Preferred Stock. Our ability to fund our operations is dependent on the amount of cash on hand, our ability to raise debt or additional equity financing, and ultimately our ability to generate sufficient revenue. We have expended substantial funds on research and development, have experienced losses and negative cash flows from operations since our inception, and expect losses and negative cash flows from operations to continue until such time that our product candidates receive regulatory approval and we generate sufficient revenue and positive cash flow from operations, if ever.

To date, we have not generated any revenues from any source, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidates in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidates, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidates.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue research and development, and seek marketing approval for, our product candidates. In addition, if we obtain approval for any of our product candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

We will also be responsible for significant payments to Eureka under the Services Agreement and the License Agreement. As of June 30, 2023, we had approximately $8.3 million of the $10 million fee remaining under the Services Agreement and approximately $0.8 million of the upfront payment remaining under the License Agreement. These remaining payments under the Services Agreement and the License Agreement will be charged to Estrella on a monthly basis but such monthly payments will not be due and payable to Eureka until the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement. With respect to any monthly payment that has not yet been charged to Estrella prior to the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement, the amount of each such monthly payment will be due and payable on a monthly basis. In addition, we will also be responsible to Eureka for significant future contingent payments under the License Agreement upon the achievement of certain development and regulatory milestones, and sales milestones as well as ongoing royalties on net commercial sales. The size and timing of these milestone payments will vary greatly depending upon a number of factors, and it is therefore difficult to estimate the total payments that could become payable to Eureka and when those payments would be due. If we achieve all of the milestones, we would be obligated to pay multimillion-dollar development and regulatory milestone payments and sales milestone payments. We will be required to pay certain of these milestone payments prior to the time at which we are able to generate sufficient revenue, if any, from commercial sales of any of our product candidates. We intend to fund these milestone payments using a portion of the proceeds of the Business Combination. In addition to milestone payments, we are also required to pay Eureka under the License Agreement ongoing royalty payments of a single digit percentage on net sales.

We therefore anticipate that we will need substantial additional funding in connection with our continuing operations. There is substantial doubt about Estrella’s ability to continue as a going concern for at least one year after the date that our financial statements are issued. After the completion of the Business Combination, we expect to obtain additional equity financing. However, since such financing is not guaranteed as it's uncertain that whether the company would be able to meet the merger closing condition requirement, therefore, the Company might not have sufficient funding to sustain the preclinical and clinical development of our product candidates, our public company compliance costs, certain of the milestone payments under the License Agreement and payments under the Services Agreement.

We intend to devote most of the net proceeds from the Business Combination to the preclinical and clinical development of our product candidates, our public company compliance costs, and certain of the milestone payments under the License Agreement. Our estimate as to how long we expect the net proceeds from the Business Combination to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in fewer cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Our future operations are highly dependent on a combination of factors, including but not necessarily limited to (1) the success of our research and development programs; (2) the timely and successful completion of any additional financing; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies; (4) our ability to manage growth of the organization; (5) our ability to protect our technology and products; and, ultimately (6) regulatory approval and successful commercialization and market acceptance of our product candidates.

We plan to raise additional capital in the future in order to continue our research and development programs and fund operations. However, our ability to raise additional capital in the equity or debt markets is dependent on various factors, and there is no assurance that such financing will be available on acceptable terms, or at all. The market demand of our equity is subject to a number of risks and uncertainties, including but not limited to, negative economic conditions, adverse market conditions, and adverse financial results. If we are unable to either raise sufficient capital in the equity or debt markets, license products or rights to future products, or generate revenue, we may need to restructure, or cease, operations.

Cash Flows

Operating activities

Net cash used in operating activities was approximately $1.3 million for the year ended June 30, 2023, and was primarily attributable to a net loss of approximately $11.1 million, offset by (a) approximately $8.4 million increase in account payable related party which related to service fee incurred from the Services Agreement, (b) approximately $0.4 million increase in non-cash item such as stock-based compensation as we incurred amortization for year ended June 30, 2023 related to the stock options granted to our employees, board of directors, and other consultants under the Incentive Plan, (c) approximately $0.8 million decrease in prepaid expenses – related party as we utilized prior prepaid service fees from the Services Agreement in the current period, and (d) an approximately $0.1 million increase in other payables and accrued liabilities as we accrued various legal, consulting, and research and development expenses related to the Business Combination.

Net cash used in operating activities was approximately $0.9 million for the period from March 30, 2022 (inception) through June 30, 2022 and was primarily attributable to (i) a net loss of approximately $1.1 million, and (ii) approximately $0.8 million increase in prepaid expenses as we have prepaid Eureka’s monthly service fee associated with the Services Agreement, offset by (a) approximately $0.9 million increase in accrued expense which related to the upfront cost incurred from the License Agreement, and (b) approximately $34,000 increase in non-cash item such as stock-based compensation, as we granted stock options to our employees, board of directors, and other consultants under the Incentive Plan for the year ended June 30, 2022.

Investing activities

Net cash used in investing activities was approximately $0.3 million for the year ended June 30, 2023, and was primarily attributable to loan to UPTD as Monthly Extension Payment.

Financing activities

Net cash provided by financing activities was approximately $5.0 million for the period from March 30, 2022 (inception) through June 30, 2022 and was primarily attributable to approximately $5.0 million net proceeds received from issuance of Series A Preferred Stock and from early exercise of stock options.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any off-balance sheet arrangements as defined under the rules and regulations of the SEC.

Commitments  & Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

License Agreement

Pursuant to the License Agreement, we are obligated to make (i) a one-time, non-refundable, non-creditable payment of $1,000,000, payable in 12 equal monthly installments, (ii) certain one-time, non–refundable, non-creditable development “milestone” payments upon the occurrence of certain events related to development and sales, with potential aggregate multi-million dollar payments upon FDA approval, and (iii) royalty payments of a single digit percentage on net sales during any consecutive 12-month period.

As of June 30, 2023, we have paid two installments, an aggregate of approximately $0.2 million, of the upfront payment to Eureka. Effective as of October 1, 2022, the parties amended the License Agreement to provide that, with respect to each monthly payment accrued but not paid, the amount of such monthly payment will be charged to us on a monthly basis but such monthly payments will not be due and payable to Eureka until the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement. With respect to any monthly payment that has not yet been charged to us prior to the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement, the amount of each such monthly payment will be due and payable on a monthly basis.

Effective as of March 1, 2023, the parties amended the License Agreement to defer the due date of the outstanding balance of the upfront payment and any development milestone payment that becomes due under the License Agreement prior to the consummation or termination of the Business Combination pursuant to the Merger Agreement until the consummation of the Business Combination or termination of the Business Combination pursuant to the Merger Agreement. On January 30, 2023, one development milestone payment in the amount of $50,000 related to the submission of EB103 to the FDA was earned by Eureka under the Agreement, which has not been paid as of the date hereof. No other development milestone, sales milestone, or royalty payment has been earned as we do not have any product candidates approved for sale and have not generated any revenue from product sales.

Upon consummation of the Business Combination, the balance of the upfront fee in the amount of approximately $0.9 million and the $50,000 development milestone payment related to the submission of EB103 to the FDA will become due and payable to Eureka.

Collaboration Agreement

Pursuant to the Collaboration Agreement, we and Imugene will be separately responsible for all qualified full-time person (“FTE”) and other internal costs incurred in the performance of its research, as well as the full cost of procurement of leukopaks and purification of T-cells from two donors, and of manufacturing and quality control of EB103 T-cells under the research plan. Any joint cost will be shared equally. If either we or Imugene incurs out-of-pocket costs in excess of the amount budgeted for such costs in the applicable research budget plus allowable overruns, then the other party will not be responsible for its 50% share of the excess of such budgeted amount plus allowable overruns, unless the joint steering committee approves such excess costs (either before or after such costs have been incurred).

Services Agreement

Pursuant to the Services Agreement, we agreed to (i) pay Eureka $10,000,000 in connection with the services thereunder payable in 12 equal monthly installments and (ii) reimburse Eureka on a monthly basis for reasonable pass-through costs incurred or paid to providers by Eureka in providing the services. In addition, we will be charged for other services performed by Eureka outside the scope of the services set forth in the Services Agreement, at a flat rate, by time or materials or as mutually agreed upon the parties in writing. As of June 30, 2023, we had remitted to Eureka two installments of $1,666,667 and $21,560 of pass-through costs for services provided pursuant to the Services Agreement, with ten monthly installment payments remaining.

Effective as of October 1, 2022 (the “First Amendment Date”), the parties amended the Services Agreement to provide that, with respect to each subsequent Monthly Payment, the amount of such Monthly Payment will be charged to us on a monthly basis but such Monthly Payments will not be due and payable to Eureka until the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement. With respect to any Monthly Payment that has not yet been charged to us prior to the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement, the amount of each such Monthly Payment will be due and payable on a monthly basis. In addition, the parties agreed that any pass-through costs (other than the $21,560 of pass-through costs that we paid to Eureka prior to the First Amendment Date) will accrue and be charged to us on a monthly basis, but the aggregate amount of such accrued but unpaid pass-through costs will not be reimbursable to Eureka until the (x) consummation of the Business Combination or (y) the termination of the Business Combination pursuant to the Merger Agreement. Notwithstanding the foregoing, any pass-through costs incurred or paid to providers by Eureka after the occurrence of (x) or (y) shall be reimbursable to Eureka on a monthly basis. Effective as of March 1, 2023, the parties entered into Amendment No. 2 to the Services Agreement, in order to delete the provision that made deferred Monthly Payments of the $10,000,000 fee due upon FDA clearance of the IND for EB103. Accordingly, the remaining $8,333,333 payable to Eureka for the IND Application Services will become due and payable upon the (x) consummation of the Business Combination or (y) termination of the Business Combination pursuant to the Merger Agreement.

Equity Financing Commitment

On April 20, 2023, UPTD entered into a common stock purchase agreement (as amended on April 26, 2023 and from time to time, the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion. Pursuant to the Common Stock Purchase Agreement, following the Closing, New Estrella has the right, but not the obligation to require White Lion to purchase, from time to time, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of newly issued shares of common stock of New Estrella and (ii) the Exchange Cap (as defined below), in each case, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

In consideration for the commitments of White Lion under the Common Stock Purchase Agreement, Estrella in cooperation with UPTD, Estrella and White Lion entered into a Joinder to Estrella’s Series A Preferred Stock Purchase Agreement (the “Joinder”) pursuant to which Estrella agreed to issue immediately prior to the Closing an aggregate of 250,000 shares of Series A Preferred Stock, which the parties have acknowledged has a value of $250,000. Additionally, pursuant to the Joinder, White Lion agreed to purchase 500,000 shares of Estrella’s Series A Preferred Stock for $500,000 in cash immediately prior to closing of the Merger. Such shares of Estrella Series A Preferred Stock will automatically convert into 750,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares of UPTD based on the exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Critical Accounting Estimates

Our audited financial statements accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting estimates that are significant to the preparation of our financial statements. These estimates are important for an understanding of our financial condition and results of operation. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting estimates involve the most significant estimates and judgments used in the preparation of our financial statements.

Stock-Based Compensation

We recognize compensation costs resulting from the issuance of stock-based awards to employees, non-employees, and directors as an expense in the statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option granted is estimated as of the date of grant using the Black-Scholes-Merton option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of Estrella Common Stock, expected life of stock options, the expected volatility, and the expected risk-free interest rate, among others. These assumptions reflect our best estimates, but they involve inherent uncertainties based on market conditions generally outside of our control.

As a result, if other assumptions had been used, stock-based compensation expense, as determined in accordance with authoritative guidance, could have been materially impacted. Furthermore, if we use different assumptions on future grants, stock-based compensation expense could be materially affected in future periods.

We account for the fair value of equity instruments issued to non-employees using either the fair value of the services received or the fair value of the equity instrument, whichever is considered more reliable. We utilize the Black-Scholes-Merton option-pricing model to measure the fair value of options issued to non-employees.

We record compensation expense for the awards with graded vesting using the straight-line method. We recognize compensation expense over the requisite service period applicable to each individual award, which generally equals the vesting term. Forfeitures are recognized when realized.

General and Administrative Expenses and Research and Development Expenses

Our results of operations for the period from July 1, 2021 through March 29, 2022 and the year ended June 30, 2021 reflect the carved out results of operations from Eureka, our predecessor, related to T-cell therapies targeting CD19 and CD22. General and administrative expenses, and research and development expense incurred from the above mentioned periods were estimated and allocated to us by Eureka based on direct usage, proportion based on numbers of projects and facilities square footage usage, and employee’s FTE in conducting research and development on CD19 and CD22 targeted T-cell therapies. Management considers the expense methodology and resulting allocation to be reasonable for all periods presented. However, the allocations may not be indicative of all the actual expenses that would have been incurred if we operated as an independent company for the periods presented.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We previously elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.